UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2010
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Washington St., Suite 1400, Phoenix, AZ	85004

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 389-3500
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 30, 2010, the stockholders of Western Alliance Bancorporation (the “Company”) approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles Amendment”), to prohibit certain acquisitions of the Company’s common stock (“Common Stock”), without the written approval of the Company’s board of directors (the “Board”).
     The Articles Amendment is intended to protect the Company’s ability to use certain tax assets, such as net operating loss carryforwards, capital loss carryforwards and certain built-in losses (the “Tax Benefits”), to offset future taxable income. If the Company were to experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to utilize these Tax Benefits to offset future taxable income could be significantly limited. The Articles Amendment is intended to reduce the likelihood that the Company will experience such an ownership change by prohibiting any person (as defined) from acquiring 4.9% or more of the outstanding shares of the Company’s then-outstanding Common Stock, or any existing 4.9% or greater holder from acquiring any additional shares of Common Stock, in each case, without the written approval of the Company’s board of directors (the “Board”). The Board may approve an acquisition that would otherwise violate the restrictions of the Articles Amendment, if the Board determines that such acquisition is in the best interests of the Company.
     The Articles Amendment will expire on the earlier of: (i) the repeal of Section 382 of the Code or any successor statute if the Board expressly determines that the Articles Amendment is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, or (iii) November 30, 2013. The Board also may accelerate the expiration date of the Articles Amendment to the extent it deems necessary or advisable to protect or preserve the Tax Benefits.
     A more detailed description of the Articles Amendment is contained in the Company’s Proxy Statement filed on October 15, 2010, which is qualified in its entirety by the full text of the Articles Amendment (which was effective upon filing with the Nevada Secretary of State on November 30, 2010), which is filed as Exhibit 3.1 to this Current Report on 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On November 30, 2010, the Company held a Special Meeting of Stockholders (the “Special Meeting”) at which the Company’s stockholders approved the Articles Amendment. At the Special Meeting, 71,488,502 shares of outstanding Common Stock were represented in person or by proxy, which constituted a quorum. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,623,725	1,848,020	16,757	0
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Western Alliance Bancorporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: November 30, 2010	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of Western Alliance Bancorporation